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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                   ----------



                                    FORM 8-K


              Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934
        Date of Report (Date of earliest event reported): July 26, 2000



                               MSI HOLDINGS, INC.

             (Exact name of registrant as specified in its charter)




            UTAH                           0-8164                87-0280886
(State or other jurisdiction          (Commission File         (IRS Employer
       of incorporation)                   Number)           Identification No.)




  1121 EAST 7TH STREET, AUSTIN TEXAS                               78702
(Address of principal executive offices)                         (Zip Code)



       Registrant's telephone number, including area code: (512) 476-6925


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         The merger of OuterNet Communication Strategies, Inc. ("OuterNet") into a wholly-owned subsidiary of MSI Holdings, Inc. ("MSI"), previously announced on July 17, 2000, occurred on July 26, 2000 following approval of the Merger by OuterNet's common shareholders. As a result of the merger, OuterNet became a wholly-owned subsidiary of MSI.

         Pursuant to the terms of the merger, the shares of common stock of OuterNet issued and outstanding immediately prior to the effective time of the merger were converted into an aggregate of 1,000,000 shares of MSI's common stock.

         OuterNet is a professional services firm specializing in Internet and network services. Upon completion of the Merger, Michael Erwin, President of OuterNet, became a Vice President of MSI on completion of the merger.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired. - Not Applicable

(b)      Pro Forma Financial Information - Not Applicable

(c)      Exhibits.

1        Press release dated July 17, 2000

2 Merger Agreement dated as of July 13, 2000, among MSI Holdings, Inc., Aperian Acquisition Corporation, OuterNet Connection Strategies, Incorporated, and the individuals identified as "Shareholders" on the signatures pages thereto


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            MSI Holdings, Inc.


                                            By: /s/ Peter E. Lorenzen
                                                --------------------------------
                                                Peter E. Lorenzen
                                                Vice President

August 3, 2000



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                                  INDEX TO EXHIBITS


Exhibit
  No.                                Description
-------                              -----------
1           --  Press release dated July 17, 2000


2           --  Merger Agreement dated as of July 13, 2000, among MSI Holdings,
                Inc., Aperian Acquisition Corporation, OuterNet Connection
                Strategies, Incorporated, and the individuals identified as
                "Shareholders" on the signatures pages thereto